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                                                                  EXHIBIT 23.11

                       CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 18, 1998, relating to the financial statements of Regency Electric Company, Inc. and subsidiaries which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Harbeson, Beckerleg & Fletcher

Harbeson, Beckerleg & Fletcher

Jacksonville, Florida

February 22, 1999